Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 1 to Schedule 13D, dated March 3, 2026, relating to the Common Stock, par value $0.0001 per share, of Fold Holdings, Inc. shall be filed on behalf of the undersigned.

Dated: March 3, 2026	TEN31 LLC
	By:	/s/ Jonathan Kirkwood
	Name:	Jonathan Kirkwood
	Title:	Vice Managing Partner

jonathan kirkwood

	By:	/s/ Jonathan Kirkwood
	Name:	Jonathan Kirkwood

low time preference fund ii, llc

By:	/s/ Jonathan Kirkwood
Name:	Jonathan Kirkwood
Title:	Vice Managing Partner

TEN31 JOIN THE FOLD LLC

By:	/s/ Jonathan Kirkwood
Name: Title:	Jonathan Kirkwood Managing Partner